EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 33-57872 of Radian Group Inc. on Form S-8 of our report dated June 25, 2004 appearing in this Annual Report on Form 11-K of Radian Group Inc. Savings Incentive Plan for the year ended December 31, 2003.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP

Philadelphia, Pennsylvania

June 28, 2004